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                                                                   Exhibit 10.10

                   REIMBURSEMENT AND INDEMNIFICATION AGREEMENT

      THIS REIMBURSEMENT AND INDEMNIFICATION AGREEMENT (the "Agreement") is made as of July 14, 2000 between YASKAWA ELECTRIC AMERICA, INC., an Illinois corporation with its principal of business at 2121 Norman Drive South, Waukegan, Illinois 60085 ("YEA"), and SYNETICS SOLUTIONS INC., an Oregon corporation with its principal place of business at Southshore Corporate Park - Building A, 18870 NE Riverside Parkway, Gresham, Oregon ("Synetics").

                                   WITNESSETH:

      WHEREAS, Yaskawa Electric Corporation, the sole shareholder of all of the issued outstanding shares of capital stock of YEA, acquired a business which is held through Synetics; and

      WHEREAS, pursuant to a lease, dated July 17, 2000, between Catellus Development Corporation (the "Landlord") and Synetics (the "Lease"), Synetics is leasing real property from the Landlord and as a condition to the Lease, the Landlord has requested a guaranty by YEA of the obligations of Synetics under the Lease; and

      WHEREAS, upon the terms and conditions set forth herein, YEA is willing to issue such guaranty.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, YEA and Synetics hereby agree as follows:

1.    ISSUANCE OF GUARANTY BY YEA

Subject to the terms and conditions of this Agreement, YEA shall issue, on or before July 17, 2000, a guaranty for the benefit of the Landlord generally in the form of Schedule 1 hereto (as amended, supplemented and modified from time to time, the "Guaranty").

2.    OBLIGATIONS OF SYNETICS

            2.1 REIMBURSEMENT AND INDEMNIFICATION. With respect to any payment by YEA under the Guaranty and all other amounts paid by YEA in connection therewith, Synetics shall immediately, on the date such payment by YEA is due, reimburse YEA for the amount of such payment together with all reasonable expenses which YEA may pay or incur in connection therewith. Synetics shall also reimburse YEA immediately for any indemnification paid to the Landlord by YEA under the Guaranty. Synetics shall pay and indemnify YEA from and against any and all claims, liabilities and losses incurred by YEA with respect to, in connection with or arising out of the Guaranty, this Reimbursement Agreement or enforcement hereof. Synetics shall pay all costs and expenses of YEA including, without limitation, reasonable legal fees of counsel to YEA incurred in connection with the issuance of the Guaranty and the negotiation, preparation and execution of this Reimbursement Agreement.

            2.2 INTEREST. If Synetics fails to pay to YEA any amount that has become due under this Section 2, then Synetics shall pay such amount together with the interest thereon from the due date to the actual date of payment at the rate equal to the total of (i) the Prime Rate and (ii) two percent (2%) per annum. For the purpose of this Section 2.4, the term "Prime Rate" shall mean, for any day, the rate of interest per annum from time to time announced by The Dai-Ichi Kangyo Bank, Ltd., as its prime rate for commercial loans denominated in U.S. dollars in effect on such day.

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            2.3 LEASE. On or before the ___th business day prior to the issuance by YEA of the Guaranty, Synetics shall deliver to YEA a certified copy of the duly executed Lease. So long as the Guaranty is issued and outstanding, (i) Synetics shall pay all rent due and any other amounts that may become due under the Lease and (ii) shall not, without the prior written consent of YEA, amend, modify or supplement the Lease.

3.    MISCELLANEOUS

            3.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            3.2 NOTICES. Unless otherwise provided herein, all notices to or upon the respective parties hereto shall be given to YEA or Synetics, as the case may be, at their respective addresses and facsimile numbers shown opposite their signatures on the signature page hereto (or at such other address or facsimile number as either of such parties may hereafter specify in writing to the other).

            3.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind, and the benefits hereof shall insure to YEA and Synetics and their respective successors and permitted assigns; provided, however, that Synetics may not transfer, delegate or assign any or all of its rights and obligations hereunder without the prior written consent of YEA.

            3.4 SEVERABILITY. If any provision of this Agreement is held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

Addresses and
Telecommunications Information:

2121 Norman Drive South                       YASKAWA ELECTRIC AMERICA, INC.
Waukegan, Illinois 60085
Tel:
Fax:
Attention:                                    By: NORIE MATSUNO
                                                  ------------------------------
                                              Name:  Norie Matsuno
                                              Title:  President & CEO

                                              SYNETICS SOLUTIONS INC.

Southshore Corporation Park - Building A
18870 NE Riverside Parkway
Gresham, Oregon

Tel:                                          By: KOKI NAKAMURA
                                                  ------------------------------
Fax:                                          Name:  Koki Nakamura
Attention:                                    Title:  Chairman and CEO


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